Exhibit 3.4

AMENDMENT NO. 1

TO

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

KADMON HOLDINGS, LLC

This Amendment No. 1 (“Amendment”), dated as of August 1, 2015 (the “Amendment Date”), to the Second Amended and Restated Limited Liability Company Agreement, dated as of June 27, 2014 (the “Agreement”), of Kadmon Holdings, LLC, a Delaware limited liability company (the “Company”), is executed as of the Amendment Date by Members constituting the Required Holders (as defined below).  Each capitalized term used but not defined herein shall have the meaning ascribed to such term in the Agreement.

WHEREAS, Section 14.2 of the Agreement provides, in pertinent part, that the Agreement may be amended if such amendment is in writing and approved by the Board of Managers and, in the case of an amendment that is specific to the rights, privileges or other characteristics of Class E Units as a whole, with the prior written consent of the holders of at least a majority of the outstanding Class E Units (the “Required Holders”);

WHEREAS, the Board of Managers has approved this Amendment and the Members signatory hereto desire to amend the Agreement in accordance with Section 14.2 of the Agreement;

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:

Section 1.              Amendments to the Agreement.

(a)        Section   7.4(a)   is   hereby   amended   to   add   the   phrase   “(or   other indebtedness)” after the phrase “then existing credit agreements” in the first sentence thereof. After giving effect to such amendment, Section 7.4(a) shall read as follows:

(a)        At any time after December 31, 2017 (the “Redemption Period”), upon a date determined by the affirmative vote of holders of at least 80% of the outstanding Class E Units (such date, “Redemption Date”), the Company shall redeem all of the outstanding Class E Units at the Class E Redemption Price to the extent that funds of the Company are legally available therefor under Section 18-607 of the Act and the proposed redemption is permitted (and after giving effect to such redemption a default or event of default would not exist) under the then existing credit agreements (or other indebtedness) of the Company. If the funds of the Company legally available for redemption of Class E Units under Section 18-607 of the Act are insufficient to redeem all of Class E Units on the Redemption Date, then those funds which are legally available under Section 18-607 of the Act shall be used to redeem the maximum possible number of Class E Units to be redeemed on the Redemption Date, if any, ratably among the holders of the Class E Units based upon the aggregate Class E Redemption Price of all of the Class E Units then outstanding. At any time thereafter when additional funds of the Company are legally available under Section 18-607 of the Act for the redemption of Class E Units, such funds shall immediately be used to redeem the balance of the Class E Units which the Company has become obligated to redeem pursuant to this Section 7.4(a) but which the Company has not redeemed in accordance with the immediately preceding sentence.

Section 2.              Full Force and Effect.  Except as expressly provided for in this Amendment, all of the terms and conditions of the Agreement shall continue in full force and effect.  This Amendment is limited as written and shall not be deemed to be an amendment, modification or supplement of, or a consent to or waiver of any other term or condition of the Agreement or any other document.

Section 3.              Conflict.  In the event of any conflict between the terms and conditions of this Amendment and the Agreement, this Amendment shall govern and prevail in all respects.

Section 4.              Effect of Amendment.  From and after the execution of this Amendment, any reference to the Agreement shall be deemed to be a reference to the Agreement as amended by this Amendment.

Section 5.              Governing Law; Jurisdiction.  THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.  ANY ACTION OR PROCEEDING AGAINST THE PARTIES RELATING IN ANY WAY TO THIS AGREEMENT MAY BE BROUGHT AND ENFORCED EXCLUSIVELY IN THE COURTS OF THE STATE OF DELAWARE OR (TO THE EXTENT SUBJECT MATTER JURISDICTION EXISTS THEREFOR) THE U.S. DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AND THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF BOTH SUCH COURTS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING.

Section 6.              Headings and Captions.  All headings and captions contained in this Amendment are inserted for convenience only and shall not be deemed a part of this Amendment.

Section 7.              Counterparts.  This Amendment may be executed in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one and the same agreement.  This Amendment may be executed and delivered via telecopier machine or other form of electronic delivery by the parties, which shall be deemed for all purposes as an original.

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Amendment as of the day and year first above written.

William A. Wolkstein, MD
Please print or type name of Member above

By:	/s/ William A. Wolkstein, MD
Name:	8/3/2015
Title:

Unfiled Notes Page 3

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Amendment as of the day and year first above written.

Aeon Multi Opportunity Fund I
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By:	/s/ Demetrios Mallios
Name:	Demetrios Mallios
Title:	Manager

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Amendment as of the day and year first above written.

Auriga Global Investors Sv, SA
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By:	/s/ Rosa Serda
Name:	Mr. Rosa Serda
Title:	Controller

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Amendment as of the day and year first above written.

Auriga Investors Montserrat Global Fund
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By:	/s/ Iñigo Resusta
Name:	Iñigo Resusta
Title:	Chairman

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Amendment as of the day and year first above written.

Eugene A. Bauer, MD
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By:	/s/ [Illegible]
Name:
Title:

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Amendment as of the day and year first above written.

D. Dixon Boardman
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By:	/s/ D. Dixon Boardman
Name:	D. Dixon Boardman
Title:

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Amendment as of the day and year first above written.

Jack Waksal
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By:	/s/ Jack Waksal
Name:
Title:

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Amendment as of the day and year first above written.

Third Level, LLC
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By:	/s/ [Illegible]
Name:	[Illegible]
Title:	CEO

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Amendment as of the day and year first above written.

Susan Wiscott
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By:	/s/ Susan Wiscott
Name:
Title:

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Amendment as of the day and year first above written.

AEON MULTI-OPPORTUNITY FUND I, LLC
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By:	/s/ Demetrios Mallios
Name:	DEMETRIOS MALLIOS
Title:	MANAGER